                                                                      Exhibit 4b

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO. 1                                          CUSIP No. 590188 JD1


                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                   SERIES B
                    5% Stock Linked Notes due July 3, 2000
               (Linked to the performance of the Common Stock of
                             Travelers Group Inc.)


     MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and discharge each Note evidenced hereby on July 3, 2000 (the "Maturity Date") by delivering to CEDE & CO., or registered assigns with respect to TEN MILLION DOLLARS ($10,000,000) of the principal amount hereof (i) the Cash Amount or (ii) if the holder so elects as hereinafter provided, the Equivalent Share Amount, each as defined below and determined in accordance with the provisions set forth below, and to pay interest on the principal amount hereof from July 2, 1998, or from the most recent date in respect of which interest has been paid or duly provided for, semiannually in arrears on January 3 and July 3, in each year (each an "Interest Payment Date"), commencing January 3, 1999, at the rate of 5% per annum (the "Interest Rate"), until the Cash Amount is paid or duly made available for payment or the Equivalent Share Amount is delivered or duly made available for delivery, as the case may be. The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof. The interest so payable and punctually paid or duly provided for on any

Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

     Payment of interest, the Cash Amount, and, if applicable, delivery of the Equivalent Share Amount, if any, with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company shall, or shall cause the Calculation Agent to, deliver U.S. Dollars (or Travelers Stock, if the Holder of this Note exercises the Right to Receive the Equivalent Share Amount) to the Trustee for delivery to the Holder of this Note.

     As used herein:

     "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and that is a Trading Day.

     "Cash Amount" means, with respect to this Note, an amount in U.S. dollars determined in accordance with the following formula, subject to certain adjustments: (i) if the Final Price is greater than or equal to the Price Cap, each $1,000 principal amount of each Note evidenced hereby will be redeemed at maturity for $1,420 and (ii) if the Final Price is less than the Price Cap, each $1,000 principal amount of each Note evidenced hereby will be redeemed at maturity for an amount equal to the product of $1,000 and a fraction, the numerator of which will be equal to the Final Price and the denominator of which will be the Initial Price.

     "Determination Date" means the fifth Trading Day before the Maturity Date or if there is a Market Disruption Event on such day, the Determination Date will be the immediately succeeding Trading Day during which no Market Disruption Event shall have occurred; provided that the Determination Date will be no later than the second scheduled Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event on such second scheduled Trading Day.

     "Equivalent Share Amount" means, with respect to this Note, the number of shares of Travelers Stock equal to the value of a fraction, the numerator of which is the Cash Amount otherwise payable on each $1,000 principal amount of each Note evidenced hereby and the denominator of which is the Final Price; provided that the Company will pay cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent. The Company shall deliver the Equivalent Share Amount to the Holder on the Maturity Date. In the event of certain Market Disruption Events, the delivery of such Travelers Stock may be delayed until after the Maturity Date.

     "Final Price" will be an amount determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent", which term includes any successor thereto) and will equal the product of the Market Price of one share of Travelers Stock on the Determination Date and the Share Ratio, each as determined on the Determination Date.

     "Initial Price" equals $63.18.

     "Issue Price" means an amount equal to $1,000 per $1,000 principal amount of each Note evidenced hereby.

     "Market Disruption Event" means:

     (i) a suspension, absence (including the absence of an official closing price) or material limitation of trading of Travelers Stock on the NYSE for more than two hours of trading or during the one-half hour period preceding or at the close of trading in such market; or the suspension or material limitation on the primary market for trading in options contracts related to Travelers Stock, if available, during the one-half hour period preceding or at the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

     (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of the Company or any of its affiliates to unwind all or a material portion of the hedge with respect to the 5% Stock Linked Notes due July 3, 2000 or to purchase Travelers Stock for the purpose of delivering the Equivalent Share Amount.

     For purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract will not constitute a Market Disruption Event, (3) limitations pursuant to any rule or regulation enacted or promulgated by the NYSE (or other regulatory organization with jurisdiction over the NYSE) on trading during significant market fluctuations will constitute a suspension or material limitation of trading in Travelers Stock, (4) a suspension of trading in an options contract on Travelers Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to Travelers Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Travelers Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

     "Market Price" for any security for any date means the official closing price (afternoon session, as applicable) of such security as reported by the principal exchange on which such security is traded on such date. If the official closing price is not available for any reason (including, without limitation, the occurrence of a Market Disruption Event), the Market Price for such security for any date shall be the mean, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent after 3:00 p.m. (local time in such principal market) on such date.

     "NYSE" means the New York Stock Exchange.

     "Price Cap" equals $89.72.

     "Share Ratio" initially means 1.0, but will be subject to adjustment, as provided herein, through and including the Determination Date.

     "Trading Day " means a day on which the NYSE, the American Stock Exchange and the NASDAQ National Market System are open for trading, as determined by the Calculation Agent.

     "Travelers" means Travelers Group, Inc., a company incorporated under the laws of Delaware.

     "Travelers Stock" means the Common Stock, $.01 par value per share of Travelers Group Inc.

     The Holder of this Note will be entitled, upon completion by the holder and delivery to the Company and the Calculation Agent of an Official Notice of Exercise of Right to Receive Equivalent Share Amount (in the form of Annex A attached hereto) prior to 11:00 a.m., New York City time on or prior to the fifteenth Business Day preceding the Maturity Date, to elect to receive, with respect to any of the Notes evidenced hereby, the Equivalent Share Amount at maturity, in lieu of the Cash Amount, unless it is not reasonably practicable at such time, in the opinion of the Calculation Agent, to obtain such Equivalent Share Amount for all Notes with respect to which Holders have elected to receive the Equivalent Share Amount at maturity, in which case the Cash Amount will be paid on the Maturity Date. If the Calculation Agent determines that it is not reasonably practicable to obtain the Equivalent Share Amount, the Calculation Agent will provide written notice to the Trustee at its New York office and to The Depository Trust Company, or any successor depositary ("DTC"), on which notice the Trustee and DTC may conclusively rely, of such determination on or prior to 4:00 p.m. on the second Business Day immediately preceding the Maturity Date.

     Prior to 9:30 a.m. on the first Business Day immediately preceding the Maturity Date, the Company shall cause the Calculation Agent to provide written notice to the Trustee at its New

York office and to DTC , on which notice the Trustee and DTC may conclusively rely, (i) of its receipt of any such "Official Notice of Instruction to Deliver the Equivalent Share Amount," (ii) of the Company's determination to deliver the Equivalent Share Amount (which determination shall be deemed made unless the Calculation Agent has determined as aforesaid that it is not reasonably practicable to obtain the Equivalent Share Amount) and (iii) if Travelers Stock are to be paid, of the number of shares of Travelers Stock per Note and of the amount of any cash to be paid in lieu of fractional Travelers Stock.

     The Company shall, or shall cause the Calculation Agent to, deliver such Travelers Stock or cash to the Trustee for delivery to the Holders.

     The Share Ratio (and, in the case of paragraph 5 below, the determination of the Cash Amount) will be adjusted as follows:

     1. If Travelers Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Share Ratio will be adjusted to equal the product of the prior Share Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Travelers Stock.

     2. If Travelers Stock is subject to a stock dividend (issuance of additional shares of Travelers Stock) that is given ratably to all holders of shares of Travelers Stock, then once the dividend has become effective and Travelers Stock is trading ex-dividend, the Share Ratio will be adjusted so that the new Share Ratio shall equal the prior Share Ratio plus the product of (i) the number of shares issued with respect to one share of Travelers Stock and
(ii) the prior Share Ratio.

     3. There will be no adjustments to the Share Ratio to reflect cash dividends or other distributions paid with respect to Travelers Stock other than distributions described in clause (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to Travelers Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for Travelers Stock by an amount equal to at least 10% of the Market Price of Travelers Stock on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to Travelers Stock, the Share Ratio with respect to Travelers Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Share Ratio will equal the product of (i) the then current Share Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Travelers Stock will equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for Travelers Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the Travelers Stock described in clause (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Share Ratio pursuant only to clause (v) of paragraph 5.

     4. If Travelers issues rights or warrants to all holders of Travelers Stock to subscribe for or purchase Travelers Stock at an exercise price per share less than the Market Price of the Travelers Stock on (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Notes, then the Share Ratio will be adjusted to equal the product of the prior Share Ratio and a fraction, the numerator of which shall be the number of shares of Travelers Stock outstanding immediately prior to such issuance plus the number of additional shares of Travelers Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Travelers Stock outstanding immediately prior to such issuance plus the number of additional shares of Travelers Stock which the aggregate offering price of the total number of shares of Travelers Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Market Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Market Price.

     5. If (i) there occurs any reclassification or change of Travelers Stock,
(ii) Travelers, or any surviving entity or subsequent surviving entity of Travelers (a "Travelers Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of Travelers or any Travelers Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) Travelers is liquidated,
(v) Travelers issues to all of its shareholders equity securities of an issuer other than Travelers (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a "Spin-off Event") or (vi) a tender or exchange offer is consummated for all the outstanding shares of Travelers Stock (any such event in clauses (i) through (vi) a "Reorganization Event"), the method of determining the amount payable at maturity for each Note will be adjusted to provide that each holder of Notes will receive at maturity, in respect of the principal amount of each Note and in lieu of the Cash Amount, cash in an amount equal to the Transaction Value (as defined below); provided that, if the Exchange Property (as defined below) received in any such Reorganization Event consists only of cash, the maturity date of the Notes will be deemed to be accelerated to the date on which such cash is distributed to holders of Travelers Stock. "Exchange Property" means the securities, cash or any other assets distributed in any such Reorganization Event, including, in the case of a Spin-off Event, the share of Travelers Stock with respect to which the spun-off security was issued. "Transaction Value" means (i) for any cash received in any such Reorganization Event, the amount of cash received per share of Travelers Stock multiplied by the then current Share Ratio, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value (as determined by the Calculation Agent) of such Exchange Property received for each share of Travelers Stock at the date of the receipt of such Exchange Property multiplied by the then current Share Ratio and (iii) for any security received in any such Reorganization Event, an amount equal to the Market Price per share of such security on the Determination Date multiplied by the quantity of such security received for each share of Travelers Stock multiplied by the then current Share Ratio.

     For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer for all Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer). In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     No adjustments to the Share Ratio will be required unless such Share Ratio adjustment would require a change of at least 0.1% in the Share Ratio then in effect. The Share Ratio resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     No adjustments to the Share Ratio or to the amount payable at maturity of the Notes will be required other than those specified above. However, the Company may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Share Ratio to reflect changes occurring in relation to the Travelers Stock or any other Exchange Property in other circumstances where the Company determines that it is appropriate to reflect such changes.

     The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Share Ratio and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto, absent manifest error, shall be conclusive for all purposes and binding on the Company and holders of the Notes.

     The Calculation Agent will provide information as to any adjustments to the Share Ratio upon written request by any holder of the Notes.

     All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. Dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

     The Company, by its sale of this Note and every Holder of this Note (and any successor Holder of this Note), by its respective purchase hereof, hereby agree (in the absence of an administrative determination or judicial ruling to the contrary):

        1. To characterize this Note for all tax purposes as an investment unit consisting of the following components (the "Components"): (i) a debt instrument of the Company (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the Principal Amount of this Note and bearing stated interest at the Interest Rate and (ii) a contract (the "Forward Contract") pursuant to which the Holder agrees to use the principal payment due on the Debt Instrument to make a payment to the Company in exchange for the right to receive the Cash Amount payable at maturity or the Equivalent Share Amount, which treatment will require, among other things, each Holder that is subject to United States Federal income tax in connection with its ownership of the Notes to include currently in income payments denominated as interest that are made with respect to this Note in accordance with such Holder's regular method of tax accounting and to treat the Debt Instrument as having been issued with original issue discount in an amount equal to 1.70% of the Issue Price of this Note;

        2. In the case of purchases of Notes in connection with the original issuance thereof, to allocate 98.30% of the entire initial purchase price of a Note (i.e., the Issue Price of the Notes) to the Debt Instrument component and to allocate the remaining 1.70% of the Issue Price to the Forward Contract component; and

        3. To file all United States Federal, state and local income, franchise and estate tax returns consistent with the treatment of each Note as a unit consisting of the Debt Instrument and the Forward Contract (in the absence of an administrative determination or judicial ruling to the contrary).

GENERAL

     Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, as amended, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

     The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. References to payment "per

Note" refer to each $1,000 principal amount of each Note evidenced hereby. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     This Note is not subject to any sinking fund.

     This Note is not subject to repayment at the option of the Holder prior to its Maturity Date.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that in case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes will be determined by the Calculation Agent and will be equal to the Cash Amount determined as though the Determination Date were the date of acceleration of the Notes, as provided above, plus any accrued but unpaid interest to but not including the date of acceleration.

     In case of default in (i) payment of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for, or (ii) delivery of the Equivalent Share Amount of the Notes at their stated maturity, from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5% per annum (to the extent that payment of such interest shall be legally enforceable) on the Cash Amount otherwise payable on such date in accordance with the terms of the Notes to the date payment of such Cash Amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest on, and the Cash Amount or Equivalent Share Amount, with respect to this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.





Dated:  July 2, 1998


CERTIFICATE OF AUTHENTICATION                        Merrill Lynch & Co., Inc.

This is one of the Securities        [Copy of Seal]
of the series designated therein
referred to in the within-mentioned
Indenture.

The Chase Manhattan Bank, as Trustee                  By:
                                                                Treasurer
By:
     Authorized Officer
                                                      Attest:
                                                                Secretary

     ANNEX A

                     OFFICIAL NOTICE OF EXERCISE OF RIGHT
                      TO RECEIVE EQUIVALENT SHARE AMOUNT

              5% STOCK LINKED MEDIUM-TERM NOTES DUE JULY 3, 2000

     Dated: [On or prior to the fifteenth Business Day prior to July 3, 2000]

     Merrill Lynch & Co., Inc.
     World Financial Center
     South Tower,  5th Floor
     New York, New York 10080-6105

     Fax No.: (212) 236-3865

     (Attn: Treasury)

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent World Financial Center
     North Tower,  5th Floor
     New York, New York 10281-1305

     Fax No.: (212) 449-2697

     (Attn: Operations (Matthew Pomeranz))

     The Chase Manhattan Bank
     450 West 33rd Street
     15th Floor
     New York, New York 10001

     Fax No.: (212) 946-8161

     (Attn: Corporate Trust Department)

     Dear Sirs:

     The undersigned holder of the 5% Stock Linked Medium-Term Notes due July 3, 2000 of Merrill Lynch & Co., Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the number of Notes indicated below, as of the date hereof, provided that such day is prior to the fifteenth Business Day prior to July 3, 2000, the Right to Receive the Equivalent Share Amount as described in Pricing Supplement dated June 25, 1998 (the "Pricing Supplement") to the Prospectus Supplement dated March 12, 1998 and the Prospectus dated January 29, 1998. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver Travelers Stock, in accordance with the terms of the Notes described in the Pricing Supplement.

     Very truly yours,

     _____________________________
     [Name of Holder]

     By:
        _________________________________________
     [Title]

     _____________________________________________
     [Fax No.]

     $
      ___________________________________________
     Number of Notes surrendered for exercise of the Right to Receive the Equivalent Share Amount

     If you want the Travelers Stock made out in another person's name, fill in the form below:

     _____________________________

     (Insert person's soc. sec. or  tax ID no.)

     _____________________________

     (Print or type person's name, address and zip code)

     _____________________________

     Date:
          _______________________________

     Your Signature:
                    ______________________________________

     Receipt of the above Official
     Notice of Exchange is hereby acknowledged

     MERRILL LYNCH & CO., INC., as Issuer

     MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

     By THE CHASE MANHATTAN BANK,
     as Trustee

     By:_________________________________________________

      Title:

     Date and time of acknowledgment ____________________

                           ASSIGNMENT/TRANSFER FORM
                           ------------------------

  FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
      _____________________

                         NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.